Exhibit 10.25

                                 AMENDMENT NO. 2
                                       TO
                              AMENDED AND RESTATED
                             GAS PURCHASE AGREEMENT

     This Amendment is dated July 1, 2002 and is made by and among Oryx Gas Marketing Limited Partnership, Kerr-McGee Oil & Gas Corporation and Kerr-McGee Oil & Gas Onshore LP, successor in interest to Sun Operating Limited Partnership (collectively, "Seller") and Cinergy Marketing & Trading, LP ("Buyer").

     WHEREAS, Seller and Buyer have entered into that certain Amended and Restated Gas Purchase Agreement dated July 1, 1998, as amended, whereunder Seller sells certain gas to Buyer (the "Agreement").

     WHEREAS, Seller and Buyer desire to amend the Agreement in the manner set forth hereinbelow.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                       I.

     Effective  July  1,  2002,  Article  I,  DEFINITIONS,  Section  1.9  of the
Agreement, is hereby amended by deleting the same in its entirety and substituting therefore the following:

          1.9 "Costs of Delivery" means all reasonable transportation expenses, fuel charges, costs, deductions, or other charges actually paid by or on behalf of Buyer (the "Actual Costs of Delivery"), or a cost that is representative of charges not actually paid by Buyer but which would have been reasonably incurred to deliver Gas from a Delivery Point to a location directly on a mainline pipeline system which is covered by an Index and subject to any applicable Index Price Adjustment (the "Effective Costs of Delivery"). If the Delivery Point is at the mainline pipeline system which is covered by an Index, then the Costs of Delivery as defined herein shall be zero. The Effective Costs of Delivery, including volumetric deductions for fuel or other quantity adjustments normally charged by the service provider, for each Delivery Point(s) are listed on Exhibit "A." Buyer may deduct the Effective Costs of Delivery for Gas from an Aggregation Area in calculating the Contract Price and the quantities for which the Contract Price is to be paid after considering the volumetric deductions described above. However, it is expressly acknowledged that if Buyer incurs and pays any Actual Costs of Delivery with respect to a particular pipeline system, that amount will be used in calculating the Contract Price (and the quantities for which the Contract Price is to be paid after considering the volumetric deductions described above) in lieu of any Effective Costs of Delivery listed on Exhibit "A" for such pipeline system. Notwithstanding anything herein to the contrary, if the parties have included any gathering costs (including fuel charges) as a part of any Monthly Index Price Adjustment or Daily Index Price Adjustment (such inclusion will be noted in a footnote on Exhibit "A"), then with respect to that pipeline system covered by such charge only, Buyer may not deduct any Costs of Delivery (however, Buyer may deduct any other Costs of Delivery with respect to other pipeline systems used to gather or transport such gas). If Buyer is able to obtain discounted transportation for a particular transportation system from a gatherer or transporter (below the Effective Costs of Delivery listed on Exhibit "A"), Buyer and Seller shall share the positive difference between the Effective Costs of Delivery minus the Actual Costs of Delivery on an equal basis (50%/50%). To accomplish such sharing, Seller shall pay Buyer one half of such difference (Buyer may deduct such payment from the amounts owed Seller).


                                       II.

     Effective  July  1,  2002,  Article  I,  DEFINITIONS,  Section  1.22 of the
Agreement, is hereby amended by deleting the same in its entirety and substituting therefore the following:

          1.22 "Index Price Adjustments" shall mean, with respect to a Baseload Price ("Monthly Index Price Adjustment") or Swing Price ("Daily Index Price Adjustment") for any Delivery Point(s), differentials reasonably necessary to adjust the Monthly Index or Daily Index for Gas to accurately reflect the market price for Gas (after taking into account Costs of Delivery), or differentials reasonably necessary to adjust the Monthly Index or Daily Index for Gas to reflect a transportation/gathering deduction which the parties desire not to count as a Cost of Delivery (such transportation/gathering deduction shall be mutually agreed upon by Buyer and Seller), of like quantities and quality at the Delivery Point(s). Such Index Price Adjustments shall be applicable to each Delivery Point(s) as listed on Exhibit "A".

                                      III.

     Effective  July  1,  2002,  Article  I,  DEFINITIONS,  Section  1.32 of the
Agreement, is hereby amended by deleting the same in its entirety and substituting therefor the following:

          1.32 "Seller's Estimate" means with respect to each Aggregation Area, Seller's good faith estimate under Section 3.5 of the quantity of Committed Gas that seller expects to deliver at all Delivery Point(s) within an Aggregation Area for the relevant Month and each Day of the Month.

          The term "Baseload Designated Percentage" shall mean the percentage designated by Seller each Month, which will be utilized to establish the Baseload Quantity for all of Seller's gas at all Delivery Points, for all Aggregation Areas. The term "Swing Designated Percentage" shall mean the percentage designated by Seller each Month which will be utilized to establish in part the Swing Quantity for all of Seller's gas at all Delivery Points, for all Aggregation Areas. The sum of the Baseload Designated Percentage and the Swing Designated Percentage for each Month shall equal 100%.

          The initial Baseload Designated Percentage and Swing Designated Percentage for Gas delivered in July, August, September, and October 2002 shall be:

                 Baseload Designated Percentage -- 80%;
                 Swing Designated Percentage ------20%.

          Seller shall have the right to designate in writing by October 15, 2002 a different Baseload Designated Percentage and Swing Designated Percentage for Gas delivered in November 2002. Thereafter, Seller will designate the Baseload Designated Percentage and the Swing Designated Percentage in writing to Buyer at least seven (7) days before the first day of the applicable Month. The Baseload Designated Percentage shall be no less than 45% and no greater than 85%. If Seller fails to timely provide the Baseload Designated Percentage and the Swing Designated Percentage for any applicable Month, the percentages for the prior Month will be used for the applicable Month.

          The term "Baseload Quantity" shall mean an amount of gas each Day, determined for each Aggregation Area separately, equal to the product of the Baseload Designated Percentage multiplied by the daily quantities set forth in the initial Seller's Estimate provided by Seller under Section 3.5 each Month for all Delivery Points in such Aggregation Area. The term "Swing Quantity" shall mean all Gas delivered each Day by Seller from an Aggregation Area that is in excess of the Baseload Quantity for such Aggregation Area.

                                       IV.

     Effective July 1, 2004, ARTICLE III, COMMITMENT OF GAS, Section 3.6 (c) of the Agreement, is hereby amended by adding to the end thereof the following:

          Notwithstanding the foregoing, effective July 1, 2004, (i) Seller has the first right to cause the Gas to be processed upstream or downstream of the Delivery Point(s) for the removal of Removed Products. Seller shall be responsible for providing fuel and shrinkage attributable to such processing and any other costs of transportation to the processing plant, and Seller (or its designee) shall be responsible for taxes. Seller shall provide net residue Gas to Buyer at the Delivery Point(s) attributable to the processing. Should Buyer incur any of the following when Seller is causing the gas to be processed, then Seller shall reimburse Buyer for (i) any fuel and shrinkage attributable to such processing (or the purchased volumes will be adjusted to reflect the fuel and shrinkage), (ii) any other costs incurred by Buyer with respect to such processing, including costs of transportation of the fuel and shrinkage to the processing plant, and (iii) taxes attributable to the processing. If Seller is not causing the Gas to be processed during a Month, Buyer may cause the Gas to be processed for Buyer's account (in which case Buyer will own the Removed Products and bear all costs of processing including costs of providing fuel and shrinkage, transportation costs, fractionation costs, and taxes attributable to the processing, and Buyer shall then be responsible for paying Seller for 100% of the unprocessed quantities delivered at the Delivery Points. The party causing the gas to be processed shall bear or be entitled to any costs/gains attributable to any natural gas liquids bank adjustments.

                                       V.

     Effective January 1, 2002, ARTICLE IV, QUANTITY; SCHEDULING AND TRANSPORTATION OF DAILY VOLUMES, Section 4.2 (a) of the Agreement, is hereby amended by deleting the same in its entirety and substituting therefor the following:

          4.2 (a) Seller Delivery Event. If, during any Day, Seller fails for any reason (other than Force Majeure as defined in Article X or any other reason excusing performance of Seller's obligation to deliver Committed Gas hereunder) to deliver 100% of the Baseload Quantity from an Aggregation Area (defined as a "Seller Delivery Event"), then Seller shall pay Buyer, in accordance with the provisions of Article VIII, an amount equal to the product of (x) the positive difference, if any, between (A) the Swing Price per MMBtu applicable to Gas from the Aggregation Area, minus (B) the Baseload Price that Buyer would have paid Seller for the quantities of the Baseload Quantity not delivered by Seller from the applicable Aggregation Area, and (y) the quantities of such Baseload Quantity not delivered. If, for any Month for which Seller has selected a Baseload Designated Percentage between 60% and 80%, inclusive, for each Aggregation Area, during any Day of the subject Month a Seller Delivery Event occurs with respect to deliveries from an Aggregation Area, then Buyer shall pay Seller, in accordance with the provisions of Article VIII, an amount equal to the product of (x) the positive difference, if any, between (A) the Baseload Price that Buyer would have paid Seller for the quantities of the Baseload Quantity not delivered by Seller from the applicable Aggregation Area, and (B) the Swing Price applicable to such Gas, and (y) the quantities of such Baseload Quantity not delivered. In the event daily deliveries are incapable of being determined because the measuring party does not provide daily quantities, then it will be assumed that Seller delivered on each Day of a Month from an Aggregation Area a quantity equal to the actual monthly quantity allocated prorata based on daily nominations. If daily nominations are unavailable, the daily quantity will be equal to the monthly quantity for the Aggregation Area divided by the number of days in the Month. Nothing herein shall be construed as relieving Seller from liability for an Imbalance Charge under Section 11.3. Any amounts due Seller or Buyer hereunder shall be paid in accordance with
     Article VIII.

                                       VI.

     Effective July 1, 2002, ARTICLE VII, PRICE, Section 7.4 of the Agreement, is hereby amended by deleting the same in its entirety and substituting therefor the following:

          7.4 Redetermination of Index(es), Index Price Adjustments, and Effective Costs of Delivery. If, during the term of this Agreement (a) an Index used to determine the Monthly Index or Daily Index for any Delivery Point ceases to be available, (b) either party believes that another Index more accurately reflects existing market conditions with respect to any Delivery Point(s) than the Index currently being used with respect to such Delivery Point(s), (c) either party believes that the Index Price Adjustments with respect to any Monthly Index or Daily Index for any Delivery Point(s) no longer accurately reflects all differentials reasonably necessary to adjust the Monthly Index or Daily Index for Gas to accurately reflect the market price for Gas of like quantities and quality at such Delivery Point(s) or, where a transportation/gathering deduction is included in an Index Price Adjustment, same no longer accurately reflects the cost of transportation/gathering on the applicable pipeline system, or
     (d) either party believes that the Effective Costs of Delivery set forth on Exhibit "A" do not accurately reflect the costs of moving the Gas from the Delivery Point(s) to the pricing point(s), then either party may request the other to reconsider the currently-applicable Index, Index Price Adjustment, or Effective Costs of Delivery set forth on Exhibit "A," in accordance with Section 7.5. The parties shall review the appropriateness of all Index(es), Index Price Adjustments, and Costs of Delivery used hereunder not less than annually.

                                      VII.

     Effective July 1, 2002, Article VIII, BILLING AND PAYMENT, Section 8.2(b) of the Agreement, is hereby amended by deleting the same in its entirety and substituting therefore the following:

          8.2 (b). If Seller has elected, in accordance with Section 8.1, not to provide Buyer with a statement and accompanying invoice hereunder, then Buyer's payments hereunder (including but not limited to any Buyer Payment) shall be payable on or before the 25th Day of each Month following the Month on which Committed Gas was delivered and shall be based on (i) applicable Transporter statements or, (ii) Seller's Estimate (it being understood that such Seller's Estimate shall be adjusted to reflect actual deliveries as soon as practicable after such actual deliveries become known). Buyer shall submit to Seller with each Monthly payment a written or electronically transmitted schedule showing, for each Delivery Point(s) for such Month, (A) the quantities of Committed Gas delivered to such Delivery Point(s) and any reductions thereto due to upstream or downstream processing pursuant to Section 3.6(c), (B) the Contract Price applicable to such Committed Gas, indicating where appropriate the applicability of the Initial Price or the Alternate Price, (C) the Index Price, (D) any Index Price Adjustments, and (E) any Costs of Delivery. In addition, separate statements shall be provided by not later than the 25th Day of the Month following the Month on which Committed Gas was delivered, to reflect (x) any amounts due Buyer or Seller_ in respect of an Imbalance Charge for which either party is responsible (including reasonably satisfactory evidence of such amounts) and (y) the quantity of any shortfall in deliveries or takes due to a Seller Delivery Event or a Buyer Take Event, as applicable. Any amounts due in accordance with the preceding sentence shall be paid not later than 25 days after receipt of such statement. If the Day on which payment is due under this Section 8.2 does not fall on a Business Day, then Buyer's payment shall be due on the following Business Day. Seller shall cooperate with Buyer in helping Seller obtain all information necessary or desirable to prepare Buyer's payment statements in accordance with this Section 8.2.

                                      VIII.

     Effective July 1, 2002, ARTICLE IX, EFFECTIVE DATE AND TERM, RELEASE OF GAS, Section 9.1 of the Agreement, is hereby amended by deleting the same in its entirety and substituting therefor the following:

          9.1 Generally. This Agreement shall be effective as of the Effective Date and shall continue and remain in full force and effect until the first to occur of the following: (a) October 31, 2008 (it being understood that subject to the other terms and conditions of this Section 9.1, this Agreement shall be automatically extended for one Year, beginning with November 1, 2008 , and continuing on each subsequent anniversary of November 1, 2008 thereafter, unless one party gives the other party written notice of its intention to terminate this Agreement at least 180 Days prior to November 1, 2008 or any anniversary thereof) , (b) termination of this Agreement by Seller for a Material Buyer Take Event in accordance with
     Section 4.2(c), (c) termination of this Agreement upon occurrence of a Buyer Bankruptcy Event or a Seller Bankruptcy Event in accordance with
     Section 12.1(c)(i), (d) termination of this Agreement by Seller for a Buyer Payment Event in accordance with Section 12.1(c)(i), or (e) termination by Seller in accordance with the succeeding sentences of this Section 9.1. Notwithstanding anything herein to the contrary, Seller shall have the right to terminate this Agreement upon giving Buyer at least a sixty (60) Days' prior written notice if after July 1, 2004 (i) a change of control of Buyer or Cinergy Corp. occurs (for purposes hereof, a change of control of Buyer shall be deemed to occur if Cinergy Corp. no longer owns, directly or indirectly, at least fifty percent (50%) of the securities or partnership interests of Buyer, and a change of control of Cinergy Corp. shall be deemed to occur if a third party owns more than fifty percent (50%) of the securities of Cinergy Corp.), or (ii) Seller (or one of its Affiliates) acquires, directly or indirectly, a company engaged in the marketing of natural gas in the United States or Canada; provided, however, in the event Seller terminates this Agreement pursuant to this sentence, Seller shall pay Buyer a termination fee equal to the product of (a) $0.025 per MMBtu, times (b) the average daily quantity of Gas in MMBtu sold by Seller and purchased by Buyer under this Agreement during the twelve (12) month period preceding the effective date of the termination, times the lesser of (i) 730 days, or (ii) the number of days between the effective date of the termination and November 1, 2008.

          Effective July 1, 2002, in the event that there is a material change in the financial condition, net worth, assets, properties, or operations of Buyer which, taken as a whole, can reasonably be anticipated to impair the ability of Buyer to make payments hereunder or should Cinergy Corp.'s senior unsecured long-term debt rating (not supported by third-party credit enhancements), or if no such rating exists, its issuer rating, fall below BBB- by Standard & Poor's Rating Group, or its successor, and fall below Baa3 by Moody's Investor Services, Inc., or its successor, then Seller may demand adequate assurance of payment for Buyer's estimated liability for two months worth of Seller's gas. Such assurance of payment may include but not be limited to a standby irrevocable letter of credit, a prepayment, a security interest in an asset acceptable to Seller, or a performance guarantee issued by an acceptable third party. In the event that Buyer is unable to provide such adequate assurance within five (5) Business Days of the demand therefor, then Seller may, upon ten (10) days prior notice, terminate this Agreement.

                                       IX.

     Effective July 1, 2002, ARTICLE XII, CERTAIN EVENTS AFFECTING  PERFORMANCE,
Section 12.1 (a) of the Agreement, is hereby amended by deleting the same in its entirety and substituting therefor the following:

          Section 12.1 (a) Buyer Defined Event. Each of the following shall be deemed a "Buyer Event": (i) Buyer's failure to pay or cause to be paid any undisputed amount owing under this Agreement when due (including, without limitation, Buyer Payment in accordance with Section 4.2(b) and interest accrued on any amounts payable hereunder in accordance with Section 8.5) by the 25th Day of each Month, following the Month on which Committed Gas was delivered, subject in all respects to Buyer's rights under Sections 8.2 and
     8.3 (a "Buyer Payment Event"); (ii) the occurrence of one or more of the following events with respect to Buyer: (A) the entry of a decree or order for relief against any entity controlling Buyer by a court of competent jurisdiction in any involuntary case brought against any such entity under any bankruptcy insolvency or other similar law (collectively, "Debtor Relief Laws") generally affecting the rights of creditors and relief of debtors now or hereafter in effect, (B) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor Relief Laws for any such entity or for any substantial part of its assets or property, (C) the ordering of the winding up or liquidation of any such entity's affairs, (D) the filing of a petition against any such entity in any such involuntary bankruptcy case, which petition remains undismissed for a period of 180 Days or which is not dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law), (E) the commencement by any such entity of a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, (F) the consent by any such entity to the entry of an order for relief in an involuntary case under any such law or to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent under any applicable Debtor Relief Laws for any such entity or for any substantial part of its assets or property, or (G) the making by any such entity of any general assignment for the benefit of its creditors (the events referred to in clauses (A) through (G) being collectively referred to as a "Buyer Bankruptcy Event"); (iii) the inaccuracy, in any material respect, of any representation or warranty made by Buyer in
     Section 14.15 (a "Buyer Representation Event"); or (iv) Buyer's failure to perform any covenant or other obligation in this Agreement (other than those specified in clauses (i) through (iii) of this Section 12.1(a) and those specified in the last paragraph of Section 9.1), and if such failure is susceptible of cure before Seller suffers any costs or losses as a result thereof, but such failure is not remedied within thirty (30) Days of Buyer's receipt of a written notice describing the particulars of such failure in reasonable detail (such failure being herein called "Buyer Covenant Event").

                                       X.

     Effective July 1, 2002, the current form of Exhibit "A," however designated, that is in effect immediately prior to July 1, 2002, is hereby amended by deleting the same and substituting therefor the attached Exhibit "A:JUL-02," a copy of which is attached hereto as Attachment "A." Each reference in the Agreement to the phrase, "Exhibit A," shall be a reference to such Exhibit "A:JUL-02."


                                       XI.

     Effective July 1, 2002, Schedule 3.6-B of the Agreement is hereby amended by deleting the same in its entirety and substituting therefor the Schedule 3.6-C attached hereto. Each reference in the Agreement to the phrase, "Schedule 3.6," shall be a reference to such Schedule 3.6-C. Effective July 1, 2004,
Schedule 3.6-C shall be deleted in its entirety and shall no longer be effective.

                                      XII.

     For the avoidance of doubt, Seller and Buyer acknowledge and agree that Seller's acquisition of HS Resources, Inc. was within the purview of acceptable acquisitions exempted from the provisions of Section 15.12 of the Purchase and Sale Agreement, by and among Oryx Gas Marketing Limited Partnership, Apache Gathering Company, and Cinergy Corporation, dated June 18, 1998 and any of the gas that is produced or controlled by Seller or Seller's affiliates and is produced from the Rocky Mountain production area in the States of Colorado, Utah, or Wyoming including, but not limited, to gas from wells behind the Wattenberg Gas Plant located in Weld County, Colorado, shall be deemed to be Excluded Gas, and not Committed Gas, for all purposes under Article III of this Agreement. If Seller should subsequently agree to sell to Buyer such Excluded Gas, and Buyer should agree to purchase any of such Excluded Gas, then such sale will be concluded under a separate contract to be negotiated by the parties at mutually agreeable prices and quantities.

                                      XIII.


     Except as specifically amended hereby, the remaining terms and conditions of the Agreement shall remain in full force and effect. In the event that the amendments contained herein conflict with terms and conditions which are not specifically amended, then the amendments contained herein shall prevail.

     IN WITNESS WHEREOF, this Amendment is executed in multiple originals to be effective on July 1, 2002, except that the provisions of Article IV of this Amendment shall be effective on January 1, 2002.



                                          ORYX GAS MARKETING LIMITED PARTNERSHIP

                                          By: Kerr-McGee Oil & Gas Onshore LLC,
                                          Its Managing General Partner

                                          By:  /s/ Kenneth W. Crouch
                                               ---------------------
                                          Name:  Kenneth W. Crouch
                                          Title:  Senior Vice President

                                          KERR-MCGEE OIL & GAS ONSHORE LP

                                          By:  Kerr-McGee Oil & Gas Onshore LLC,
                                          Its Managing General Partner

                                          By:  /s/ Kenneth W. Crouch
                                               ---------------------
                                          Name:  Kenneth W. Crouch
                                          Title:  Senior Vice President
                                          KERR-MCGEE OIL & GAS CORPORATION

                                          By:  /s/ Kenneth W. Crouch
                                               ---------------------
                                          Name:  Kenneth W. Crouch
                                          Title:  Senior Vice President

                                          CINERGY MARKETING & TRADING, LP

                                          By:  /s/ Bruce Sukaly
                                               ----------------
                                          Name:  Bruce Sukaly
                                          Title:  Senior Vice President, Natural
                                            Gas Trading & Origination